July 31, 2013

Infinity Augmented Reality, Inc.

45 Broadway

New York, New York 10006

Gentlemen:

This letter confirms that I, Adi Sheleg, hereby resign my position as a Director, and all other positions to which I have been assigned, regardless of whether I served in such capacity, of the Company, effective immediately. My resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies (including accounting or financial policies) or practices.

Sincerely,

/s/ Adi Sheleg
Adi Sheleg

Dated: July 31, 2013